Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Post-Effective Amendment I on Form SB-2 of our report included herein dated February 23, 2007, relating to the financial statements of Terra Media, Ltd, and to the reference to our firm under the caption “Experts” in this SB-2: Post-Effective Amendment I.

/s/Drakeford and Drakeford, LLC

Drakeford & Drakeford,LLC

Certified Public Accountants

February 23, 2007